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                                                                    EXHIBIT 23.1

                        Consent of Deloitte & Touche LLP

                         INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the Registration Statements Nos. 333-49534 and 333-52918 on Form S-3, Registration Statement (No. 333-44676) on Form S-4, Registration Statement (No. 333-31064) on Form S-8, Registration Statement (No. 333-64986) on Form S-8 and Registration Statement (No. 333-55402) on Form S-8 of j2 Global Communications, Inc. (formerly JFAX.com Inc.), of our report, dated March 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards 142) on our audit of the financial statements of j2 Global Communications, Inc. as of December 31, 2002, and for the year then ended.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 27, 2003